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                                                                   Exhibit 10.21

                              PAREXEL International

                       Nonqualified Deferred Compensation
                                 Plan Agreement


This document was prepared by and is proprietary to Suelthaus & Walsh, P.C. No changes or modifications may be made to this document without the prior written consent of Suelthaus & Walsh, P.C. In view of the degree of freedom Adopting Employers shall have to use this Plan Agreement and the related forms, it is expressly agreed and understood that no warranty whatsoever is provided by Suelthaus & Walsh, P.C. for the improper application of the terms of the Plan Agreement and related forms or if the Plan Agreement or any related form is revised in anyway without the express written consent of Suelthaus & Walsh, P.C. Accordingly, Suelthaus & Walsh, P.C. accepts no responsibility whatsoever for the application and/or use of this Plan Agreement or the sufficiency or interpretation thereof, and thus not for any direct or indirect consequences of the application, use or interpretation of this Plan Agreement by Adopting Employers or others.

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                TABLE OF CONTENTS

                                              Page

ARTICLE I PURPOSE AND SCOPE                     1

ARTICLE II DEFINITIONS                          1

ARTICLE III PARTICIPATION                       2

ARTICLE IV BENEFITS                             2

ARTICLE V TERMINATION OF EMPLOYMENT             4

ARTICLE VI ADMINISTRATION                       5

ARTICLE VII PAYMENT OF RETIREMENT BENEFITS      5

ARTICLE VIII GENERAL PROVISIONS                 6

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                                   ARTICLE I
                               PURPOSE AND SCOPE

1.1  PURPOSE

     The purpose of this Plan is to provide retirement benefits for certain selected Executives of the Adopting Employer, in combination with any other retirement benefit plans, agreements or arrangements, whether qualified or otherwise, offered by the Adopting Employer.

1.2  SCOPE

     This Plan is intended as a statement of agreement between certain selected Executives under which, in consideration of the continued satisfactory service of said Executives, the Adopting Employer agrees to pay, when due, certain retirement and other benefits. This Plan shall be binding on the Adopting Employer and any successors to the business of the Adopting Employer and shall inure to the benefit of the Participants and, if applicable, their spouses and beneficiaries.

     Nothing herein contained, and no action taken pursuant to the provisions of this Plan, shall create or be construed to create a trust of any kind nor a fiduciary relationship between the Adopting Employer and any Executive, Executive's surviving spouse or dependents, Executive's estate or Executive's beneficiaries or any other person.

     Any reserves or liabilities set up on the Adopting Employer's books of account with respect to any retirement or other benefits to be paid under the Plan shall continue for all purposes to be a part of the general funds or assets of the Adopting Employer. To the extent that any person acquires a right to receive payments from the Adopting Employer under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Adopting Employer.


                                   ARTICLE II
                                  DEFINITIONS

Wherever used in this Plan, the following terms shall have the following meanings, unless a different meaning is clearly required by the context.

2.1 "Adopting Employer" means each employer who adopts this Plan by executing an Adoption Agreement.

2.2 "Adoption Agreement" means the document executed by each Adopting Employer adopting the provisions of this Plan. The terms of this Plan as modified by the terms of an Adopting Employer's Adoption Agreement constitute a separate Plan to be construed as a single agreement. Each elective provision of the Adoption Agreement corresponds by section reference to the section of the Plan which grants the election.

2.3 "Compensation" shall mean the regular remuneration paid to an Executive for services rendered to the Adopting Employer as shown on the W-2 of the Executive for any given calendar year.

2.4 "Executive" means any highly compensated employee or member of a select group of management employees employed by the Adopting Employer, on the basis of an employer employee relationship.

2.5  "Normal Retirement Age" means the age specified in the Adoption Agreement.

2.6 "Normal Retirement Date" means the first day of the month coinciding with or next following a Participant's retirement on or after attaining Normal Retirement Age.

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2.7  "Participant" means any Executive who has become eligible to participate in the Plan in accordance with Article III, and who has not ceased to have rights to a Benefit hereunder.

2.8 "Plan" means the Nonqualified Deferred Compensation Plan as set forth herein, including the Adoption Agreement under which the Adopting Employer has elected to participate in this Plan. Each Adopting Employer shall designate the name of the Plan in section 2.8 of its Adoption Agreement. The Plan created by each Adopting Employer is a separate Plan, independent from the plan of any other employer adopting this Plan.

2.9 "Plan Effective Date" means the date set forth in section 2.9 of the Adoption Agreement.

2.10 "Plan Year" means the calendar year.

2.11 "Retirement Benefit" or "Benefit" means an amount, or a series of periodic amounts, payable to a Participant or such Participant's beneficiary under the Plan.


                                  ARTICLE III
                                 PARTICIPATION

3.1  ELIGIBLE EXECUTIVES

     Eligibility for participation in this Plan shall be limited to those Executives designated in writing by the Adopting Employer.

3.2  ENTRY DATE

     Each Participant under Section 3.1 shall enter the Plan on the date specified in writing by the Adopting Employer.

3.3. CESSATION OF PARTICIPATION BY ACTION OF ADOPTING EMPLOYER

     The Adopting Employer reserves the right to terminate the active participation of any designated Executive upon 30 days advance notice to the Executive. Such Executive shall thereupon become an inactive Participant.


                                   ARTICLE IV
                                    BENEFITS


4.1A PARTICIPANT CONTRIBUTIONS CREDIT

     A Participant may elect pursuant to this Plan each Plan Year to defer an amount of the Participant's Compensation up to the maximum percentage or fixed dollar amount of Compensation elected by the Adopting Employer under section 4.1A of the Adopting Agreement. Any such election shall be made within 30 days prior to January 1 of the Plan Year to which such election pertains, except that with respect to the first Plan Year a Participant is eligible to participate in this Plan, the election shall be made within 30 days of the Participant becoming so eligible and shall be prospective commencing with the immediately succeeding payroll period. The Adopting Employer shall maintain a book account in the Plan for the Participant to which the Adopting Employer shall credit an amount equal to the amount of the Participant's deferral election.

4.1B ADOPTING EMPLOYER MATCHING CONTRIBUTION

     Each Plan Year during a Participant's participation in the Plan, the Adopting Employer shall credit to the book account established for the Participant a matching contribution to the extent provided in and in an amount determined pursuant to the Adopting Employer's election under section 4.1B of the Adoption Agreement. No matching contribution shall be credited to the Participant with respect to any given Plan Year if the Participant terminates employment with the Adopting Employer prior to the end of such Plan Year for a reason other than retirement on or after Normal Retirement Age, death or to the extent the Adopting Employer has elected to provide a disability benefit pursuant to Section 4.4 of the Plan, total and permanent disability.

4.2  NORMAL RETIREMENT BENEFIT

     The amount of "Normal Retirement Benefit" shall be equal to the aggregate contributions credited on the Participant's behalf pursuant to the provisions of Sections 4.1A and 4.1B of the Plan, plus earnings determined in accordance with Section 4.3 of the Plan, as the Participant's retirement on or after attaining Normal Retirement Age. Upon attainment of Normal Retirement Age, the Participant shall be fully vested in the Benefit credited to the Participant's account; provided that the Participant is still employed by the Adopting Employer on such date.

4.3  CREDITING RATE

     The aggregate contributions credited under the Plan pursuant to Section 4.1A and 4.1B on the Participant's behalf shall be credited with earnings (or losses) at the rate elected by the Adopting Employer under section 4.3 of the Adoption Agreement. A Participant's account will continue to be credited with earnings (or losses) during the period the Participant is receiving Benefit payments. As used in this Plan, the term "earnings" shall include losses.

4.4  DISABILITY RETIREMENT BENEFIT

     To the extent the Adopting Employer elects to provide a disability Benefit in section 4.4 of the Adoption Agreement, a Participant who has not reached Normal Retirement Age shall become fully vested in the Benefit credited to the Participant's account in the event the Participant becomes totally and permanently disabled during the Participant's employment with the Adopting Employer. The Participant shall be entitled to commence receipt of the Participant's Benefit commencing on the first day of the first month after the Participant terminates employment with the Adopting Employer due to total and permanent disability. For purposes of this Plan, "total and permanent disability" or "disability" shall mean the Participant's inability, for a period of at least six consecutive months, to perform the essential functions of the Participant's duties, with or without reasonable accommodation by the Adopting Employer. The Participant's Benefit shall be paid over the number of years specified by the Adopting Employer in Section
     7.3 of the Adopting Agreement.

4.5  DEATH OF A PARTICIPANT BEFORE COMMENCEMENT OF RETIREMENT BENEFIT

     If a Participant dies before payment of Benefits commence hereunder, the Participant shall become fully vested and the Participant's Benefits shall be paid to the Participant's beneficiaries in a lump sum as soon as practicable after the Adopting Employer receives notice of the Participant's death. In addition, the Participant's beneficiaries shall receive any pre-retirement death benefit elected by the Adopting Employer in section 4.5A of the Adoption Agreement. Any such pre-retirement death benefits elected by the Adopting Employer in section 4.5A of the Adoption Agreement shall be funded in the manner elected by the Adopting Employer in section 4.5B of the Adoption Agreement.

4.6  DEATH OF PARTICIPANT AFTER COMMENCEMENT OF BENEFIT

     If a Participant dies after commencing to receive any Benefit under the Plan, the Participant's beneficiaries shall receive the remaining payments due to the Participant, if any, in the same manner as such payment of Benefits would have been made to the Participant had the Participant survived.






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4.7  DESIGNATION OF BENEFICIARY

     The Participant shall have the right, at any time, to submit in a form provided by the Adopting Employer, a written or electronic designation of primary and secondary beneficiaries to whom payment under this Plan shall be made in the event of the Participant's death prior to complete distribution of the Benefits due and payable under this Plan. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing or electronically by the Adopting Employer. In the event a Participant does not designate a beneficiary, any distribution of Benefits due under this Plan after the Participant's death shall be paid to the Participant's surviving spouse, if any, otherwise to the Participant's estate.

4.8  HARDSHIP DISTRIBUTION

     In the event a Participant suffers a financial hardship (as hereinafter defined), the Adopting Employer may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Participant as a hardship benefit (the "Hardship Benefit") any portion of the Participant's deferred contributions (but not earnings) credited to the Participant's account pursuant to Section 4.1A of the Plan as of the date a Hardship Benefit is distributed or utilized at such times as the Adopting Employer shall determine, and the Participant's Benefit shall be reduced by the amount so distributed and/or utilized. No Hardship Benefit shall include any portion of the Adopting Employer's matching contributions or earnings thereof. "Financial Hardship" shall mean dire, unforseen, financial emergency of the Participant which cannot be reasonably relieved by reimbursement by insurance or otherwise, liquidation of the Participant's assets to the extent that such liquidation would not in itself cause a financial hardship and which is caused by temporary or permanent disability or incapacity, medical or educational expenses, the purchase or maintenance of a residence, or a material reduction in family income.

                                   ARTICLE V
                           TERMINATION OF EMPLOYMENT

5.1  TERMINATION ON OR AFTER RETIREMENT DATE

     Subject to Section 8.4, a Participant who terminates employment with the Adopting Employer on or after the Participant's Normal Retirement Age shall have a right to receive such Participant's Normal Retirement Benefit commencing on the Participant's Normal Retirement Date.

5.2  TERMINATION PRIOR TO RETIREMENT DATE

     Subject to the provisions of Section 8.4, if a Participant terminates employment with the Adopting Employer prior to Normal Retirement Age for a reason other than death or, to the extent the Adopting Employer has elected a disability benefit under section 4.4 of the Adoption Agreement, disability, the Participant shall be entitled to receive an amount equal to the sum of (i) the Participant's deferral contributions credited to the Participant's account pursuant to Section 4.1A of the Plan and earnings credited on such amounts under Section 4.3 of the Plan, plus (ii) the Participant's vested interest in the aggregate Adopting Employer matching contributions credited to the Participant's account pursuant to Section 4.1B of the Plan and earnings credited on such amounts under Section 4.3 of the Plan. Distribution of the amount due under this Section 5.2 shall commence on the first date of the first month following the Participant's termination of employment with the Adopting Employer and, unless the Adopting Employer elects to accelerate payments pursuant to Section 7.3 of this Plan, shall continue for the period elected by the Adopting Employer in section 7.3 of the Adoption Agreement.

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5.3  VESTING

     A Participant shall always be 100% vested in the Participant's deferral contributions credited to the Participant's account pursuant to Section 4.1A of the Plan and earnings thereon. A Participant's vesting in the Adopting Employer's matching contributions and earnings thereon shall be determined pursuant to the vesting schedule elected by the Adopting Employer in section 5.3A of the Adoption Agreement. Years of vesting credit shall be determined based on the Adopting Employer's election in section 5.3B of the Adoption Agreement.

                                   ARTICLE VI
                                 ADMINISTRATION

6.1 This Plan shall be administered and interpreted by the Adopting Employer, whose decisions shall be final, conclusive and binding, except for any action taken pursuant to Section 8.4.

6.2 Rivenet.Com, Inc. {"RIVENET.COM") will assist the Adopting Employer with administrative matters and will act as the third party administrator for the Plan. RIVENET.COM shall have no administrative discretion or authority and is not a fiduciary with respect to the Plan. Use of this Plan document is conditioned upon engagement and continued use of RIVENET.COM for administrative services pertaining to the Plan.

                                  ARTICLE VII
                         PAYMENT OF RETIREMENT BENEFITS

7.1  SURVIVAL

     Payment of any Benefit hereunder which is contingent upon the survival of the payee shall cease with the last payment due to the payee before the payee's death.

7.2  ALIENATION OF BENEFITS PROHIBITED

     No benefit payable at any time under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind, except as required by law. Neither shall any Benefit payable at any time under the Plan be subject in any manner to the debts or liabilities of any person entitled to such Benefit, nor shall the Adopting Employer be required to make any payments toward such debts or liabilities.

7.3  DURATION AND FORM OF BENEFITS

     Except as otherwise noted, the duration and form of benefits under this Plan shall be payable in accordance with all the terms and conditions of this Plan, including those elected by the Adopting Employer in the Adoption Agreement such as the vesting schedule thereunder and the number of years over which the Benefit is to be paid. The foregoing notwithstanding, a Participant who retires on or after the Participant's Normal Retirement Age, may request that the Participant's Retirement Benefit under this Plan be paid in a lesser number of installments than set forth in the Adoption Agreement. The Adopting Employer may grant or deny any such request in its sole discretion. Installment payments made under this Plan will fluctuate in amounts as necessary to take into account the additional crediting of earnings pursuant to Section 4.3 of the Plan after the commencement of Benefit payments. In general, the amount of each annual installment shall be equal to the remaining value of the Participant's Benefit divided by the number of remaining installments due the Participant, subject to any rights of offset or other adjustments provided for under the terms of this Plan.

     Nothing contained in this Plan to the contrary, the Adopting Employer, in its sole discretion may accelerate any payments due to a Participant or a Participant's beneficiaries.

7.4  UNCLAIMED BENEFITS

     Any of the Benefits hereunder which are unclaimed, including outstanding checks or direct deposits, shall be forfeited to the Adopting Employer.

7.5  WITHHOLDING

     The Adopting Employer shall have the right to deduct from any Benefit any federal, state, or local taxes required by law to be withheld.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

8.1  FUNDING

     The Plan is intended as an unfunded plan of supplementary retirement Benefits. The Adopting Employer intends to establish appropriate reserves for the Plan on its books of account in accordance with generally accepted accounting principles. Such reserves shall be, for all purposes, part of the general funds of the Adopting Employer and no Participant, spouse, beneficiary, or other person claiming a right under the Plan shall have any interest, right or title to such reserves.

8.2  RIGHT TO AMEND, SUSPEND OR TERMINATE

     The Adopting Employer reserves the right at any time and from time to time to amend, suspend or terminate the Plan by action of its Board of Directors without the consent of any Participant, spouse, beneficiary, or other person claiming a right under the Plan. No amendment of the Plan shall reduce the vested Benefits of any Participant as of the date of amendment.

8.3  EFFECT OF TERMINATION

     In the event that the Plan is terminated, Benefits accrued and payable to Participants, former Participants entitled to Benefits, retired Participants and spouses or beneficiaries shall be limited to amounts vested and accrued as of the date of termination and shall not be subject to crediting of any further earnings. All such vested and accrued amounts shall be distributed to Participants, former Participants entitled to Benefits, retired Participants and spouses or beneficiaries in a lump sum as soon as administratively feasible after the termination of the Plan.

     Notwithstanding the preceding provisions of this Section 8.3 or of Section 8.2, the Board of Directors of the Adopting Employer may, in its sole discretion, reduce or eliminate Benefits as it deems necessary in order to protect the financial security of the Adopting Employer.

8.4  RIGHTS TO BENEFITS

     No person shall have any right to a Benefit under the Plan except as such Benefit has accrued to such person in accordance with the terms of the Plan, and then such right shall be no greater than the rights of any unsecured general creditor of the Adopting Employer. Neither the establishment of the Plan, the designation of any Participant, nor any provisions of the Plan shall be construed as giving a Participant the right to be retained in the employment of the Adopting Employer or as an Executive of the Adopting Employer.

     The Adopting Employer, at its discretion, may acquire an insurance policy of policies insuring the life of a Participant from which it can satisfy its obligations to make payments pursuant to this Plan. However, it is expressly understood that such contract (or contracts) if acquired, does not create any account or funds separate from the ordinary assets of the Adopting Employer, and no Participant, Participant's spouse, or Participant's beneficiary may look to any such contract as the funds from which benefits under this Plan are to be paid. Any such contract so acquired for the convenience of the Adopting Employer shall be the sole and exclusive property of the Adopting Employer, with the Adopting Employer named as applicant owner, and beneficiary of any life insurance contract payment; provided further, any such contract shall not be held in trust or as collateral security for the benefit of a Participant, a Participant's spouse, or a Participants beneficiary, nor is any representation made herein that such contract, if acquired, will be used to provide benefits under this Plan. No Participant, Participant's spouse, or Participant's beneficiary shall have any beneficial ownership interest in, or preferred or other claim against, the life insurance contract, if acquired.

     Notwithstanding any other provisions of this Plan, if an Executive shall be discharged for reason of acts of gross misconduct, fraud, dishonesty, larceny, misappropriation or embezzzlement committed against the Adopting Employer, all of such Executive's rights to earnings on the Participant's deferral contributions and to the Adopting Employer's matching contributions and earnings thereon shall be forfeited. In addition, Benefits other than distribution of the Participant's deferral contributions shall cease to be paid to any Participant who discloses confidential information or trade secrets concerning the Adopting Employer without the Adopting Employer's consent, or engages in any activity that is materially damaging to the Adopting Employer.

8.5  CONSTRUCTION

     The law of the state of the Adopting Employer's principal place of business will determine all questions arising with respect to the provisions of this Plan except to the extent superseded by Federal law.

8.6  TITLES

     The titles of the Articles and Sections herein are included for convenience of reference only and shall not be construed as a part of this Plan, or have any effect upon the meaning of the provisions hereof. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine and vice versa; and such words as "herein", "hereinafter", "hereof" and "hereunder" shall refer to this instrument as a whole and not merely to the subdivision in which such words appear.

8.7   SEPARABILITY

     If any term or provision of this Plan as presently in effect or as amended from time to time, or the application thereof to any payments or circumstances, shall to any extent be invalid or unenforceable, the remainder of the Plan, and the application of such term or provision to payments or circumstances other then those as to which it is invalid or unenforceable, shall not be affected thereby, and each term or provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

8.8  RIGHT OF OFFSET

     If, at such time as a Participant becomes entitled to benefits under this Plan, such Participant has any debt, obligation or other liability representing an amount owing to the Adopting Employer, and if such debt, obligation or other liability is due and owing at the time distribution is due hereunder, the Adopting Employer may offset the amount owing against the amount of benefits otherwise distributable hereunder.

8.9  CLAIM FOR BENEFITS

     Subject to and in compliance with the specific procedures contained in the applicable regulations under the Employee Retirement Income Security Act of 1974, as amended: (i) any decision by the Adopting Employer denying a claim by a Participant or a Participant's beneficiary for Benefits under this Plan shall be stated in writing and delivered or mailed to such Participant or such beneficiary; (ii) each such notice shall set forth the specific reasons for the denial, written to the best of the Adopting Employer's ability in a manner that may be understood without legal or actuarial counsel; and (iii) the Adopting Employer shall afford a reasonable opportunity to such Participant or such beneficiary for a full and fair review of the decision denying such claim.

This document was prepared by and is proprietary to Suelthaus & Walsh, P.C. No changes or modifications may be made to this document without the prior written consent of Suelthaus & Walsh, P.C. In view of the degree of freedom Adopting Employers shall have to use this Plan Agreement and the related forms, it is expressly agreed and understood that no warranty whatsoever is provided by Suelthaus & Walsh, P.C. for the improper application of the terms of the Plan Agreement and related forms or if the Plan Agreement or any related form is revised in anyway without the express written consent of Suelthaus & Walsh, P.C. Accordingly, Suelthaus & Walsh, P.C. accepts no responsibility whatsoever for the application and/or use of this Plan Agreement or the sufficiency or interpretation thereof, and thus not for any direct or indirect consequences of the application, use or interpretation of this Plan Agreement by Adopting Employers or others.

                               ADOPTION AGREEMENT
                                     TO THE
                     NONQUALIFIED DEFERRED COMPENSATION PLAN
                                FOR PARTICIPANTS

2.5   Normal Retirement Age
      Normal Retirement Age: 65

2.8   Plan Name
      The name of the Plan shall be the: PAREXEL International - Deferred Compensation Plan

2.9   Effective Date
      The Effective Date of the Plan shall be: December 1, 2001

4.1A  Participant Deferral Contributions . Maximum
      100.00% of each Participant's Compensation

4.3   Crediting Rate
      Mirror the aggregate rate of return of the investment options selected by the Participant

4.4   Disability Payout
      Yes - Participants shall be entitled to a disability retirement benefit pursuant to Section 4.4 of the Plan.

4.5A  Pre-Retirement Death Benefit
      None

4.58  Pre-Retirement Death Benefit Funding
      Not Applicable.

7.3   Distribution Period
      Years of Benefit payments: 15

This document was prepared by and is proprietary to Suelthaus & Walsh, P.C. No changes or modifications may be made to this document without the prior written consent of Suelthaus & Walsh, P.C. In view of the degree of freedom Adopting Employers shall have to use this Plan Agreement and the related forms, it is expressly agreed and understood that no warranty whatsoever is provided by Suelthaus & Walsh, P.C. for the improper application of the terms of the Plan Agreement and related forms or if the Plan Agreement or any related form is revised in anyway without the express written consent of Suelthaus & Walsh, P.C. Accordingly, Suelthaus & Walsh, P.C. accepts no responsibility whatsoever for the application and/or use of this Plan Agreement or the sufficiency or interpretation thereof, and thus not for any direct or indirect consequences of the application, use or interpretation of this Plan Agreement by Adopting Employers or others.